Exhibit 3.5

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

88224

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

FERRO CORPORATION

and, that said business records show the filing and recording of:

Document(s): DOMESTIC/AMENDMENT TO ARTICLES	Document No(s): 201411500323

Effective Date: 04/25/2014

United States of America State of Ohio Office of the Secretary of State	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 25th day of April, A.D. 2014.

Ohio Secretary of State

Form 540 Prescribed by: JON HUSTED Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.OhioSecretaryofState.gov Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:

Regular Filing (non expedite)

P.O. Box 1329

Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).

P.O. Box 1390

Columbus, OH 43216

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Check appropriate box:

☒	Amendment to existing Articles of Incorporation (125-AMDS)

☐	Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:		RECEIVED SECRETARY OF STATE 2014 APR 25 AM 9:15 CLIENT SERVICE CENTER
Name of Corporation	Ferro Corporation
Charter Number	88224

Check one box below and provide information as required:

☐	The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐	The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

☒	The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71.

Form 540	Page 1 of 2	Last Revised: 3/16/12

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all Incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box.

Signature

By (if applicable)
If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box.
Mark H. Duesenberg, Vice President, General Counsel & Secretary
Print Name

Signature

By (if applicable)

Print Name

Form 540	Page 2 of 2	Last Revised: 3/16/12

EXHIBIT A

RESOLVED, that the Eleventh Amended Articles of Incorporation of Ferro Corporation be and hereby are, amended by changing Articles SIXTH and SEVENTH thereof so that, as amended, said Articles SIXTH and SEVENTH shall be and read as follows:

SIXTH: No holder of shares of the Corporation of any class, as such, shall have the right to cumulate the voting power in respect of those shares in the election of Directors and the right to cumulate the voting power in the election of Directors as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of the Corporation.

SEVENTH: These Eleventh Amended Articles of Incorporation supersede the heretofore existing Tenth Amended Articles of Incorporation and all amendments thereto.